Exhibit 99.2

(Perspecta Press Release, Friday, June 1, 8:45am ET)

Perspecta Completes Separation from DXC Technology, Begins Trading Today on the NYSE

•	Perspecta Inc. completes merger with Vencore and KeyPoint Government Solutions, along with planned refinancing

•	Perspecta board declares quarterly dividend of $0.05 per Perspecta share, payable in addition to the DXC quarterly dividend announced last week

•	Perspecta board authorizes share repurchase plan of up to $400 million

Chantilly, Va., June 1, 2018—Perspecta Inc. (NYSE: PRSP) today announced that it has completed its separation from DXC Technology Company (NYSE: DXC) and is now an independent public company, commencing trading today on the New York Stock Exchange (NYSE) under the ticker symbol “PRSP.”

Additionally, Perspecta—the new company formed by the spin-off of the DXC Technology U.S. Public Sector (USPS) business—completed its planned combination with Vencore Inc. and KeyPoint Government Solutions. On June 11, 2018, members of the Perspecta leadership team will ring the NYSE Opening Bell® to mark the milestone.

Perspecta, with 14,000 employees and pro-forma revenues of $4.2 billion, helps U.S. government customers achieve their missions, transform to digital environments, secure, modernize and optimize their enterprises, and innovate for the future.

“Last fall, DXC’s board of directors set on a path to unlock value by spinning out DXC’s U.S. Public Sector business, enabling two leading pure-play companies to focus exclusively on their respective customer segments and better serve the interests of their individual clients, employees and other stakeholders,” said Mike Lawrie, the DXC Technology chairman, president and CEO, who also serves as Perspecta’s chairman. “The strategic combination of USPS with Vencore and KeyPoint creates an end-to-end solution provider that is uniquely positioned to drive value.”

“Combining the strong enterprise IT services business from USPS with the innovative mission services businesses of Vencore and KeyPoint creates a powerful force in the market with compelling scale and a promising financial profile,” said Mac Curtis, Perspecta president and CEO. “Together, we have an extensive intellectual property portfolio and unparalleled knowledge in areas that are directly aligned with government priorities. Our talented employees are excited about moving forward together as a single, stronger company dedicated to supporting the important missions of our customers.”

Completion of Separation

Under the terms of the separation agreements, on May 31, 2018, shareholders who held DXC Technology common stock at the close of business on May 25, 2018 (the record date) received a distribution of one share of Perspecta common stock for every two shares of DXC Technology common stock they held.

Since May 24, 2018, shares of Perspecta common stock have traded on a “when issued” basis on the NYSE under the symbol “PRSP-WI,” permitting investors to trade the right to receive shares of Perspecta common stock in the distribution. “When issued” trading of Perspecta common shares ended at the market close on May 31, 2018. Starting today, “regular way” trading of Perspecta common stock on the NYSE will commence under the symbol “PRSP.”

Completion of Merger

Immediately following the distribution of Perspecta shares to DXC shareholders, Vencore and KeyPoint merged with and into wholly-owned subsidiaries of Perspecta. The separation of the USPS business and the related mergers with Vencore and KeyPoint were structured as a “Reverse Morris Trust” transaction that is designed to be tax free to DXC Technology and its shareholders.

In connection with the merger, affiliates of Veritas Capital Management, a leading private equity firm recognized for its in-depth knowledge and understanding of government and technology-enabled end markets, which formerly owned both Vencore and KeyPoint, received $400 million in cash and approximately 23 million shares of Perspecta common stock, constituting approximately 14 percent of the outstanding Perspecta common shares.

Entry into Financing Arrangements

Perspecta arranged $3.1 billion of secured credit facilities, including $2.5 billion in term loan facilities and $600 million in revolving credit facilities, of which only $50 million was initially drawn. This will fund a $984 million cash distribution to DXC Technology, as well as $400 million for the cash consideration portion to funds controlled by Veritas Capital Management, transaction costs, and refinancing of existing Vencore and KeyPoint debt. Approximately $550 million of available credit remains undrawn under a newly established $600 million revolving credit facility.

Appointment of Perspecta Directors and Officers

Effective May 31, 2018 the Perspecta board of directors was appointed as follows:

•	Mike Lawrie, president, and chief executive officer, DXC Technology, serving as chairman of the Perspecta board;

•	Mac Curtis, president and chief executive officer, Perspecta;

•	Paul N. Saleh, executive vice president and chief financial officer, DXC Technology;

•	Sanju K. Bansal, chief executive officer, Hunch Analytics;

•	Sondra L. Barbour, former executive vice president, Lockheed Martin Corporation;

•	Lisa S. Disbrow, former Under Secretary of the United States Air Force;

•	Pamela O. Kimmet, chief human resources officer, Cardinal Health, Inc.;

•	Ramzi M. Musallam, chief executive officer and managing partner, Veritas Capital;

•	Philip O. Nolan, venture partner and advisory board member, Blue Delta Capital Partners; and

•	Biggs C. Porter, former executive vice president, chief financial officer, Fluor Corporation.

Additionally, John P. Kavanaugh was appointed Perspecta chief financial officer and James L. Gallagher was appointed Perspecta general counsel and secretary.

Quarterly Cash Dividends and Perspecta Share Repurchase Program

Perspecta’s board of directors has declared a regular quarterly cash dividend of $0.05 per share on Perspecta’s common stock. The first quarterly dividend will be paid on July 17, 2018 to Perspecta stockholders of record at the close of business on June 11, 2018.

This dividend will be in addition to the dividend payable to DXC Technology stockholders announced last week.

Perspecta’s board of directors authorized up to $400 million for future repurchases of outstanding shares of its common stock. Repurchases may be made at the company’s discretion from time to time on the open market depending on market conditions. The repurchase program has no time limit, does not obligate the company to make any repurchases and may be suspended for periods or discontinued at any time.

Other Information

The transfer agent and registrar for Perspecta common stock will be EQ Shareowner Services. For questions relating to the transfer of shares, stockholders may contact EQ via phone at 800.468.9716 or 44.121.415.7047 (international). If shares are held by a bank, broker or other nominee, stockholders should contact that institution directly.

Guggenheim Securities acted as financial advisor to DXC Technology with regard to the spin-off of Perspecta Inc., and as financial advisor to DXC Technology and Perspecta with respect to the merger with Vencore and KeyPoint.

Latham & Watkins LLP acted as primary legal advisor to DXC Technology with respect to the spin-off of Perspecta and to DXC and Perspecta with respect to the merger with Vencore and KeyPoint. Skadden, Arps, Slate, Meagher, and Flom LLP provided legal advice to DXC Technology with respect to tax-related matters in the spin-off of Perspecta from DXC Technology, and Wiley Rein LLP and Crowell & Moring LLP acted as government contracts and regulatory counsel to DXC Technology.

Stone Key Partners LLC acted as financial advisor to Veritas Capital, Vencore and KeyPoint with respect to the merger with Perspecta. Wells Fargo Securities acted as financial advisor to Veritas Capital. Schulte Roth & Zabel LLP and Skadden, Arps, Slate, Meagher & Flom LLP acted as primary legal counsel to Veritas Capital, Vencore and KeyPoint. Covington & Burling LLP acted as governmental counsel to Veritas Capital, Vencore and KeyPoint.

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About Perspecta Inc.

At Perspecta (NYSE: PRSP), we question, we seek and we solve. Perspecta brings a diverse set of capabilities to our U.S. government customers in defense, intelligence, civilian, health care and state and local markets. Our 260+ issued, licensed and pending patents are more than just pieces of paper, they tell the story of our innovation. With offerings in mission services, digital transformation and enterprise operations, our team of 14,000 engineers, analysts, investigators and architects work tirelessly to not only execute the mission, but build and support the backbone that enables it. Perspecta was formed to take on big challenges. We are an engine for growth and success and we enable our customers to build a better nation. For more information about Perspecta, visit perspecta.com.

Forward-looking Statements

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, including risks relating to the completion of the transaction, anticipated timing of the transaction, anticipated tax treatment, unforeseen liabilities, future capital expenditures, inability to achieve expected synergies, loss of revenues, delay or business disruption caused by difficulties in integrating the businesses of Perspecta, Vencore and KeyPoint as well as the matters described in the “Cautionary Statement on Forward-Looking Statements” and “Risk Factors” section of Perspecta’s Registration Statement on Form 10 and any updating information in subsequent SEC filings. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

Contact

Lorraine Corcoran, Corporate Communications, lorraine.corcoran@perspecta.com, 571.313.6054

Stuart Davis, Investor Relations, stuart.davis@perspecta.com, 703.547.0300